                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by Registrant / x /

Filed by a Party other than the Registrant /   /

Check the appropriate box:
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Nobel Education Dynamics, Inc.
                 (Name of Registrant As Specified in Charter)


 (Name of Person(s) Filing the Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2), or
     Item 22(a) of Schedule 14A
[ ] $500 per each party to the controversy pursuant to Exchange Act Rules 14a-6(i)(3)
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     1)  Title of each class of securities to which transaction applies:
                             N/A

     2)  Aggregate number of securities to which transaction applies:
                             N/A

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                             N/A

     4)  Proposed maximum aggregate value of transaction:
                             N/A

     5)  Total fee paid:
                             N/A


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
                             N/A

     2)  Form, Schedule, or Registration Statement No.:
                             N/A

     3)  Filing party:
                             N/A

     4)  Date filed:
                             N/A

                                                                PRELIMINARY COPY

                        NOBEL EDUCATION DYNAMICS, INC.


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 18, 1996




To the Stockholders:

   The 1996 Annual Meeting of Stockholders of Nobel Education Dynamics, Inc. will be held at 1:00 P.M. on June 18, 1996 at the Adam's Mark Hotel, City Avenue and Monument Road, Philadelphia, Pennsylvania 19131 (telephone: (215) 581-5000) for the following purposes:

1. To elect eight directors, three of whom shall serve for a one year term, two of whom shall serve for a two year term and three of whom shall serve for a three year term; provided that if Proposal 4 is not approved, all directors will be elected for a one year term.

2. To ratify the selection of Coopers & Lybrand, L.L.P. as the Company's independent auditors for fiscal year 1996.

3. To consider and vote on a proposal to approve the 1995 Stock Incentive Plan for California residents. (STOCKHOLDERS SHOULD NOTE THAT SUCH PLAN WILL NOT INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR GRANTS OF INCENTIVE AWARDS, SINCE AWARDS GRANTED UNDER SUCH PLAN WILL REDUCE AWARDS WHICH CAN BE GRANTED UNDER THE COMPANY'S 1995 STOCK INCENTIVE PLAN.)

4. To consider and vote on a proposal (a) to amend the Company's Amended and Restated Certificate of Incorporation to provide (i) for the classification of the Board of Directors into three classes of directors and (ii) that a director may be removed only by the holders of a majority of the shares and only for cause and (b) to amend the Company's Bylaws to make certain related changes.

5. To consider and vote on a proposal to amend the Company's Amended and Restated Certificate of Incorporation to add a new Article Eleventh to the Certificate of Incorporation that would require that all stockholder action be taken at a stockholders' meeting.

6. To consider and vote on a proposal to amend the Company's Amended and Restated Certificate of Incorporation to add a new Article Twelfth to the Certificate of Incorporation that would establish procedures with respect to the nomination of persons for election as directors.

7. To consider and vote on a proposal to amend the Company's Amended and Restated Certificate of Incorporation to add a new Article Thirteenth to the Certificate of Incorporation that would establish procedures with respect to the making of substantive motions by stockholders at an annual or special meeting of stockholders.

8. To consider and vote on a proposal to amend the Company's Amended and Restated Certificate of Incorporation to add a new Article Fourteenth to the Certificate of Incorporation that would require a two-thirds stockholder vote to amend or repeal certain provisions of the Certificate of Incorporation.

9. To transact such other business as may properly come before the Meeting or any adjournment thereof.

   Only stockholders of record at the close of business on May 3, 1996 will be entitled to notice of, and to vote at, the Meeting and any adjournment or adjournments thereof.

   Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

   All stockholders are cordially invited to attend the Meeting in person. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. Any stockholder attending the Meeting may vote in person even if he or she returned a proxy.

                                        Sincerely,


                                        Yvonne DeAngelo
                                        Vice President - Finance and
                                        Administration and Secretary

Media, PA
May 7, 1996

                                    CONTENTS

Solicitation of Proxy, Revocability and Voting..........................................      1

Security Ownership......................................................................      3

Proposal 1:  Election of Directors......................................................      6

Proposal 2:  Ratification of Appointment of Independent Accountants.....................     10

Proposal 3:  1995 Stock Incentive Plan for California Residents.........................     11

Introduction to Proposals 4, 5, 6, 7 and 8..............................................     16

Proposal 4:  Classification of the Board of Directors and Related Matters...............     19

Proposal 5:  Proposed Amendment to Certificate of Incorporation
  Establishing Requirement That Stockholder Action Be Taken at a Meeting................     22

Proposal 6:  Proposed Amendment to Certificate of Incorporation
  Establishing Procedures for Nominating Directors......................................     24

Proposal 7: Proposed Amendment to Certificate of Incorporation
  Establishing Procedures for Presenting Proposals at an Annual
  or Special Meeting of Stockholders....................................................     26

Proposal 8:  Proposed Amendment to Certificate of Incorporation
  Adopting Requirement of a Supermajority Vote for Amendment
  or Repeal of Certain Provisions of the Restated Certificate of Incorporation..........     28

Executive Compensation..................................................................     29

Stock Performance.......................................................................     35

Certain Transactions....................................................................     37

Compliance with Section 16(a) of the Securities Exchange Act Of 1934....................     37

Certain Relationships and Related Transactions..........................................     37

General Information.....................................................................     38

Deadline for Receipt of Stockholder Proposals...........................................     38

                       NOBEL EDUCATION DYNAMICS, INC.

                           PROXY STATEMENT



                SOLICITATION OF PROXY, REVOCABILITY AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of the Board of Directors of Nobel Education Dynamics, Inc., a Delaware corporation (the "Company"), for use at the 1996 Annual Meeting of Stockholders (the "Meeting") to be held on June 18, 1996. Only stockholders of record on May 3, 1996 will be entitled to notice of, and to vote at, the Meeting. Each share of common stock ("Common Stock") outstanding on the record date is entitled to one vote on each matter to be considered; and each share of preferred stock ("Preferred Stock") is entitled to the number of votes on each matter to be considered equal to the number of full shares of Common Stock into which such share of Preferred Stock is convertible (calculated by rounding any fractional share down to the nearest whole number). As of the record date of the meeting, each share of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock was convertible into .2940, 0.25 and 0.25 shares of Common Stock, respectively. On May 3, 1996, the Company had 5,697,390 shares of Common Stock, 1,282,802 shares of Series A Preferred Stock, 2,500,000 shares of Series C Preferred Stock and 1,063,830 shares of Series D Preferred Stock issued and outstanding.

  The Company's principal executive offices are located at Rose Tree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, Pennsylvania 19063. The approximate date on which this Proxy Statement and the accompanying proxy are first being sent to stockholders is May 7, 1996.

QUORUM AND VOTING

  The presence at the Meeting, in person or by proxy, of the holders of shares representing a majority of the votes represented by the Common Stock and Preferred Stock is necessary to constitute a quorum for the transaction of business. The holders of the Common Stock and the Preferred Stock vote together, and not as a separate class, on all matters to be submitted to stockholders at the Meeting. The election of directors will be determined by a plurality vote and the eight nominees receiving the most "FOR" votes will be elected. Approval of the proposals to ratify the selection of auditors and of the 1995 Stock Incentive Plan for California Residents will require the affirmative vote of the holders of a majority of the votes represented by the shares of the Company's Common Stock and Preferred Stock present at the Meeting in person or by proxy and entitled to vote. The affirmative vote of at least a majority of the votes represented by the outstanding shares of the Company's Common Stock and Preferred Stock will be required to approve the amendments to the certificate of incorporation to classify the board of directors, to establish the requirement that stockholder action be taken only at a stockholders' meeting, to establish procedures for nominating directors, to establish procedures for presenting proposals at an annual or special meeting of stockholders and to require a supermajority vote for amendment or repeal of certain provisions of the restated certificate of incorporation. In the election of directors, an abstention or broker non-vote will not be counted as a vote cast and will have no effect on the outcome of the election. On all other proposals, abstentions will have the effect of a vote against the proposal. Broker non-votes will have no effect on the outcome of the proposals to ratify the selection of auditors and to approve the 1995 Stock Incentive Plan for California residents, but will have the effect of a vote against all other proposals.

REVOCABILITY OF PROXIES

  Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company or by the presentation at the Meeting of an instrument of revocation or a duly executed proxy bearing a later date.
It also may be revoked by attendance at the Meeting and the casting of a written ballot in person. Unless so revoked, the shares represented by proxies will be voted at the Meeting in accordance with instructions or, as to any matter as to which no instructions are given, for the election of the proposed nominees and in favor of Proposals 2 through 8.

SOLICITATION

  The Company will bear the entire cost of preparing, assembling, printing and mailing this proxy statement, the accompanying proxy, and any additional material which may be furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in their names. The solicitation of proxies will be made by the use of the mails and through direct communication with certain stockholders or their representatives by officers, directors and employees of the Company, who will receive no additional compensation therefor. The Company has engaged Stocktrans, Inc., the transfer agent for the Company's Common Stock and Preferred Stock, to solicit proxies and distribute materials to brokerage houses, banks, custodians and other nominee holders. The Company will pay Stocktrans approximately $4,000 for these services.

                              SECURITY OWNERSHIP

Common Stock

  The following table shows information concerning the beneficial ownership of the Company's Common Stock as of March 31, 1996 by each director and nominee, by each executive officer named in the Summary Compensation Table appearing elsewhere in this Proxy Statement and employed by the Company as of March 31, 1996, by all directors, nominees and executive officers as a group, and by each person who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock. The number of shares beneficially owned by each person is determined under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the person has the right to acquire within 60 days of March 31, 1996 through the exercise of any stock option or right or conversion of any convertible security or otherwise. As of March 31, 1996, the Edison Venture Fund II, L.P., Allied Capital Corporation and affiliated funds, and A. J. Clegg were the only persons or group of persons known to the Company as beneficially owning more than 5% of the outstanding Common Stock of the Company. The Edison Venture Fund II, L.P. has its principal executive office at 997 Lenox Drive #3, Lawrenceville, New Jersey 08648. Allied Capital Corporation and affiliated funds has their principal executive offices at 1666 K St., N.W., Suite 901, Washington, DC 20006. A. J. Clegg's address is c/o Nobel Education Dynamics, Inc., Rose Tree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, Pennsylvania 19063.

                                                 Number of Shares of
                                                 Common Stock             Percent of
          Name of Beneficial Owner               Beneficially Owned       Class (1)
          ------------------------               ------------------       ---------
          A. J. Clegg                                554,352 (2)                9.02%
          Edward H. Chambers                          22,730 (3)                *
          John Frock                                  52,200 (4)                *
          Peter H. Havens                             12,609 (5)                *
          Morgan R. Jones                              8,100 (6)                *
          Janet Katz                                  29,900 (7)                *
          John Martinson                             629,532 (8)                9.95%
          Eugene Monaco                                1,000                    *
          D. Scott Clegg                               6,250 (9)                *
          Edison Venture Fund II, L.P.               629,032 (10)               9.94%
          Allied Capital Corporation                 575,000 (11)               9.17%
          All directors and executive              1,318,048 (12)              19.10%
              officers as a group
              (11 persons)

          *  Less than 1%.                         [See notes on following page]

(1) The numbers set forth above reflect the percentage of outstanding Common Stock currently owned by each holder listed and the percentage of outstanding Common Stock which would be owned by each such holder giving effect to the conversion of all shares of Preferred Stock and exercise of all options held by such holder, but not to such conversion or exercise by any other person.

(2) Of these shares, 100,806 shares are issuable upon conversion of Series C Preferred Stock of the Company and 20,161 shares are issuable upon the exercise of warrants owned by Mr. Clegg. In addition, Mr. Clegg is also the beneficial owner of an additional 430,885 shares owned of record by, or issuable upon the exercise of securities of the Company owned of record by, JBS Investment Banking, Ltd., a privately held corporation of which Mr. Clegg is a director, officer and controlling stockholder, as follows:
     103,000 shares of Common Stock owned of record by JBS; 187,500 shares issuable upon the exercise of warrants held by JBS; and 140,385 shares of Common Stock issuable upon the conversion of the Company's Series A Preferred Stock owned of record by JBS. JBS may also be deemed to be the beneficial owner of these 430,885 shares. Mr. Clegg is also the beneficial owner of 2,500 shares of Common Stock owned by his spouse. This does not include shares beneficially owned by Mr. Clegg's adult children (including Scott Clegg, an officer of the Company), as to which he disclaims beneficial ownership.

(3) Consists of 19,750 shares of Common Stock which Mr. Chambers has the right to purchase upon the exercise of currently exercisable options, 1,470 shares of Common Stock issuable upon the conversion of the Company's Series A Preferred Stock, and 1,510 shares of Common Stock held by Mr. Chambers.

(4) Consists of 14,700 shares of Common Stock issuable upon the conversion of the Company's Series A Preferred Stock, 12,500 shares of Common Stock held by Mr. Frock and 25,000 shares of Common Stock to be issued to Mr. Frock pursuant to the terms of a restricted stock award under the 1995 Stock Incentive Plan (ownership of which is subject to a three-year vesting schedule).

(5) Consists of 7,250 shares of Common Stock which Mr. Havens has the right to purchase upon the exercise of currently exercisable options, 3,234 shares of Common Stock issuable upon the conversion of the Company's Series A Preferred Stock, and 2,125 shares of Common Stock held by Mr. Havens.

(6) Consists of 7,600 shares of Common Stock held by Mr. Jones and 500 shares of Common Stock which Mr. Jones has the right to purchase upon the exercise of currently exercisable options. Does not include 1,750 shares owned by Mr. Jones's spouse and 2,650 shares owned by Mr. Jones's adult children as to which he disclaims beneficial ownership.

(7) Consists of 29,400 shares of Common Stock issuable upon the conversion of the Company's Series A Preferred Stock held by Ms. Katz and 500 shares of Common Stock which Ms. Katz has the right to purchase upon the exercise of currently exercisable options.

(8) Mr. Martinson is a managing partner of Edison Partners II, the general partner of Edison Venture Fund II, L.P.. By virtue of his position as managing partner, Mr. Martinson may under the SEC's rules also be deemed a beneficial owner of the shares owned by Edison Venture Fund II, L.P. (See footnote 10.) Mr. Martinson disclaims beneficial ownership of such shares. Mr. Martinson also holds currently exercisable options to purchase 500 shares of Common Stock.

(9) Consists of 6,250 shares of Common Stock which Mr. Clegg has the right to purchase upon the exercise of currently exercisable options.

(10) Consists of 524,193 shares of Common Stock issuable upon the conversion of the Company's Series C Preferred Stock held by the Edison Venture Fund II, L.P. and 104,839 shares issuable upon the exercise of warrants held by the Edison Venture Fund II, L.P. By virtue of his position as managing partner of Edison Venture Fund II, L.P., Mr. Martinson may under the SEC's rules also be deemed a beneficial owner of these shares.

(11) Consists of an aggregate of 265,958 shares of Common Stock upon the conversion of the Company's Series C Preferred Stock and 309,043 issuable upon the exercise of warrants held by Allied Capital Corporation, Allied Capital Corporation II, Allied Investment Corporation and Allied Investment Corporation II.

(12) Consists of shares beneficially held by all natural persons in this table, and an additional 1,125 shares of Common Stock which an executive officer not named in the table has the right to purchase upon the exercise of currently exercisable options and 250 shares owned by such executive officer.

Preferred Stock

  The following table shows information concerning the beneficial ownership of the Company's Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as of March 31, 1996 by each director and nominee, by each executive officer named in the Summary Compensation Table appearing elsewhere in this Proxy Statement and employed by the Company as of March 31, 1996, and by all directors, nominees and executive officers as a group. Directors, nominees and executive officers omitted from a section of the following table do not beneficially own shares of the series of Preferred Stock to which such section relates.

                                                 Number of Shares of
     Name of                                     Preferred Stock            Percent of
     Security      Name of Beneficial Owner      Beneficially Owned      Class
    --------------------------------------------------------------------------------
     Series A      Edward H. Chambers                     5,000            0.35%
     Preferred     A. J. Clegg                          477,500 (1)       33.10%
     Stock         John Frock                            50,000            3.47%
                   Peter H. Havens                       11,000            0.76%
                   Janet Katz                           100,000            6.93%
                   All directors and executive          643,500           44.61%
                       officers as a group
                       (11 persons)
    --------------------------------------------------------------------------------
     Series C      A. J. Clegg                          403,226           16.13%
     Preferred     Edison Venture Fund II, L.P.       2,096,774           83.87%
     Stock         John Martinson                     2,096,774 (2)       83.87%
                   All directors and executive          403,226           16.13%
                       officers as a group
                       (11 persons)
    --------------------------------------------------------------------------------
     Series D       Allied Capital Corporation        1,063,830 (3)      100.00%
     Preferred
     Stock          All directors and executive               0
                        officers as a group
                        (11 persons)
    --------------------------------------------------------------------------------

(1) Mr. Clegg is the beneficial owner of these 477,500 shares of Series A Preferred Stock owned of record by JBS Investment Banking, Ltd., as he is a director, officer and controlling stockholder of JBS Investment Banking, Ltd.

(2) John Martinson is a managing partner of Edison Partners II, the general partner of Edison Venture Fund II, L.P. By virtue of his position as managing partner, Mr. Martinson may also under the SEC's rules be deemed a beneficial owner of the 2,096,774 shares of Series C Preferred Stock owned by Edison Venture Fund II, L.P. Mr. Martinson disclaims beneficial ownership of such shares.

(3) Shares are owned by Allied Capital Corporation, Allied Capital Corporation II, Allied Investment Corporation and Allied Investment Corporation II.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

                            (Item 1 on Proxy Card)

NOMINEES

  At the Meeting, eight directors, constituting the entire Board of Directors of the Company, are to are to be elected. If Proposal 4, which would classify the Board of Directors into three classes each ultimately serving three year terms, is adopted, eight directors will be elected for the terms set forth in the table below. If Proposal 4 is not adopted, each of the eight directors will be elected to hold office until the 1997 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified. Each nominee is currently a director. In either case, directors will be elected by a plurality of the shares present and voting at the meeting. If so authorized, the persons named in the accompanying proxy card intend to vote for the election of each nominee. Stockholders who do not wish their shares to be voted for a particular nominee may so indicate in the space provided on the proxy card. If any of the nominees are not available to serve at the time of the Meeting, the persons named in the proxies may vote the proxies for such other persons as they may choose unless the Board of Directors reduces the number of directors to be elected.

  The names of the nominees, and certain information about them, are set forth below:

                                                                                       Director
     Name of Nominee      Age         Principal Occupation                             Since
- -------------------------------------------------------------------------------------------------
Directors to be elected to serve until the 1997 Annual Meeting:
     John R. Frock         52         Executive Vice President of the Company          1992

     Janet L. Katz         49         Curriculum Coordinator of Upper Saddle           1994
                                      River Schools and Building Administrator
                                      of Bogart School

     Eugene E. Monaco      68         Judge, Delaware County Court (retired)           1995

Directors to be elected to serve until the 1998 Annual Meeting:

     Morgan R. Jones       56         Partner and Chairman of Drinker                  1991
                                      Biddle & Reath

     John H. Martinson     46         Managing Partner of Edison Venture Fund          1994

Directors to be elected to serve until the 1999 Annual Meeting:

     Edward Chambers       59         Executive Vice President-Finance and             1988
                                      Administration of Wawa, Inc.

     A. J. Clegg           56         Chairman of Board of Directors, President        1992
                                      and Chief Executive Officer of the Company

     Peter H. Havens       41         Executive Vice President of Bryn Mawr            1991
                                      Bank Corporation

  The following description contains certain information concerning the nominees, including current positions and principal occupations during the past five years.

Edward H. Chambers. Mr. Chambers has served as Executive Vice President-Finance and Administration of Wawa, Inc. since March 1988. During the period April 1984 through March 1988, he served as President and Chief Executive Officer, and as a director, of Northern Lites, Ltd., an owner and operator of quick-service restaurants operating pursuant to a franchise from D'Lites of America, Inc.
From 1982 to July 1984, Mr. Chambers was President-Retail Operations of Kentucky Fried Chicken Corp., a franchiser of quick-service restaurants. He is a director of Davco Restaurants, a franchisee of Wendy's International, Inc. and a director of Riddle Memorial Hospital.

A.J. Clegg. Mr. Clegg was named Chairman of the Board and Chief Executive Officer of the Company on May 29, 1992. Since 1989, Mr. Clegg has also served on the Advisory Board of Drexel University. Since June 1990, Mr. Clegg has also served as the Chairman and CEO of JBS Investment Banking, Ltd., which provides investment management and consulting services to businesses and formerly provided services to the Company through an Administrative Services Agreement. Mr. Clegg's responsibilities for JBS Investment Banking, Ltd. do not require material amounts of his time. In 1979, he formed Empery Corporation, an operator of businesses in the cable and printing industries, and held the offices of Chairman, President and CEO during his tenure (1979-1993). In addition, Mr. Clegg served as Chairman and CEO of TVC, Inc. (1983-1993), a distributor of cable television components; and Design Mark Industries (1988-
1993), a manufacturer of electronic senswitches. Mr. Clegg has also served on the board of directors of Ferguson International Holdings, PLC, a United Kingdom company, from March 1990 to April 1991; and was Chairman and CEO of Globe Ticket and Label Company from December 1984 to February 1991.

John R. Frock. Mr. Frock was named Executive Vice President on August 1, 1994. Mr. Frock was elected to the Board of Directors of the Company on May 29, 1992. In March 1992, Mr. Frock became the President and Chief Operating Officer of JBS Investment Banking, Ltd., which provides investment management and consulting services to businesses and formerly provided services to the Company through an Administrative Services Agreement. He is currently the Chairman and CEO of Avant Garde Enterprises Ltd. Mr. Frock's responsibilities for companies other than the Company do not require material amounts of his time. During the past five years, Mr. Frock has also served as the President and COO of SBF Communications Graphics, a business forms printer located in Philadelphia, PA; President of Globe Ticket and Label Company, and President of the Graphics Group of Empery Corporation.

Peter H. Havens. Mr. Havens has been Executive Vice President of Bryn Mawr Bank Corporation since May 1995 overseeing the Trust Division. From 1982 through May 1995, Mr. Havens served as manager of Kewanee Enterprises, a private investment firm located in Bryn Mawr, Pennsylvania. He is also a director of the Presidio Oil Company, Bryn Mawr Bank Corporation, Petroferm, Inc., Ursinus College and Independence Seaport Museum.

Morgan R. Jones. Mr. Jones has been a partner in the law firm Drinker Biddle & Reath, Philadelphia, Pennsylvania since 1970, and is presently Chairman of the firm. Mr. Jones also serves on the Board of Directors of Mack Printing Companies, Inc.

Janet Lea Katz. Ms. Katz has both a Masters and a Doctorate in Education from Columbia University and is currently serving as the building administrator at Bogart School in Upper Saddle River, New Jersey. Ms. Katz has held various positions throughout her career in education, including speech arts teacher, coordinator and therapist for speech and language programs for elementary school and research assistant for the study of learning disabilities at Columbia University, and is presently the curriculum coordinator for Upper Saddle River Schools, Upper Saddle River, New Jersey.

John Martinson. Mr. Martinson is Managing Partner of Edison Venture Fund which he founded in 1986. He serves on the Board of Directors of the National Venture Capital Association, Dendrite International, Inc., SubMicron Systems, Inc. and eleven private companies.

Eugene E. Monaco. Mr. Monaco has both a J.D. from Temple Law School and M.S. in Mechanical Engineering from the University of Delaware and, from January 1, 1990 until his retirement in late 1995, served as a Judge for the Delaware County District Court. He also served as an Instructor in Kinematics and Dynamics at Drexel University, a Lecturer in child abuse at Penn State University, and was the Chief Negotiator for the Rose Tree Media School Board. He also served as Assistant District Attorney in Media, Pennsylvania and Engineering Negotiator for Westinghouse Electric for 32 years.

  Mr. John Martinson serves on the Board as the designee of Edison Venture Fund II, L.P., the majority holder of the Series C Convertible Preferred Stock, which was issued in August 1994.

  Mr. A. J. Clegg's son, D. Scott Clegg, is the Vice President - Operations of the Company.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.


MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

  The Board of Directors of the Company held a total of eight meetings during the fiscal year ended December 31, 1995. In addition, the Board of Directors adopted resolutions by unanimous consent four times during the 1995 fiscal year. Each member of the Board of Directors attended at least 75% of the meetings of the Board and Board Committees of which he was a member during 1995.

  The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

  The Audit Committee of the Board of Directors presently consists of Mr. Chambers (Chairman) and Mr. Havens. It held two meetings during 1995. The Audit Committee recommends the engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

  The Compensation Committee of the Board of Directors presently consists of Mr. Chambers (Chairman), Mr. Havens and Mr. Monaco. The Committee reviews and recommends compensation and compensation changes for executives of the Company and the Board of Directors and administers the Company's stock option and stock grant plans. The Committee met _____ times during 1995.

  The Nominating Committee of the Board of Directors presently consists of Mr. Jones (Chairman), Mr. Clegg and Mr. Martinson. The Committee recommends to the Board a slate of director candidates for possible election by the stockholders. The Nominating Committee met ____ times in 1995. Stockholders who wish to suggest qualified candidates to the Nominating Committee should write to the Secretary of the Company, Nobel Education Dynamics, Inc., Rose Tree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, Pennsylvania 19063, stating in detail the candidate's qualifications for consideration by the Committee.

  The Company has no other committees of the Board of Directors.

COMPENSATION OF DIRECTORS

  In June 1992, the Company adopted a policy to pay the directors (other than A.
J. Clegg) an annual retainer of $6,000 which will be paid quarterly; and, in addition, to pay members of committees of the Board (other than A. J. Clegg) $750 per meeting for each committee meeting attended. For the year ended December 31, 1995, the Company paid $6,000 each to Messrs. Chambers, Frock, Martinson, Havens and Jones, $4,500 to Ms. Katz, $3,000 each to Messrs. Monaco and William Moore (a former director), and $1,500 to Kevin McGovern (a former director), totaling $42,000. Mr. Clegg received no directors' fees.

  The Company's 1995 Stock Incentive Plan provides that as of March 31, 1996 and each subsequent March 31 that the Plan is in effect, each individual serving as a director of the Company, who is not an officer or employee thereof, will be granted a nonqualified stock option to purchase 500 shares of Common Stock if the individual served as a director for the entire previous fiscal year and the Company's pre-tax income for such fiscal year increased at least 20% from the prior fiscal year. Pursuant to the Plan, on March 31, 1996, each of Messrs. Chambers, Havens, Jones, Martinson and Ms. Katz received an option to purchase 500 shares of Common Stock.

                                  PROPOSAL 2

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

                            (Item 2 on Proxy Card)

   The Board of Directors has selected Coopers & Lybrand, L.L.P., independent accountants, to audit the consolidated financial statements of the Company for its 1996 fiscal year and recommends that the stockholders vote for ratification of such appointment. If the stockholders do not ratify this appointment, the Board of Directors will reconsider its selection. A representative of Coopers & Lybrand, L.L.P. is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

                                  PROPOSAL 3

              1995 STOCK INCENTIVE PLAN FOR CALIFORNIA RESIDENTS

                            (Item 3 on Proxy Card)

   On December 13, 1995, the Company's Board of Directors (the "Board") adopted, subject to stockholder approval, the Nobel Education Dynamics, Inc. 1995 Stock Incentive Plan for California Residents (the "California Plan") to assist the Company and any subsidiary of the Company ("Subsidiary") in attracting and retaining officers and other key management level employees of outstanding ability who are residents of California ("California Key Employees," as defined in the Plan) and motivating California Key Employees to exercise their best efforts on behalf of the Company and any Subsidiary. (The California Plan will NOT increase the total number of shares of Common Stock available for grants of incentive awards, since awards granted under the California Plan will reduce awards which may be granted under the Company's 1995 Stock Incentive Plan.)

  The following description of the California Plan is intended merely as a summary of its principal features and is qualified in its entirety by reference to the California Plan.

  Under the California Plan, 375,000 shares of Common Stock are reserved (subject to adjustment to reflect stock dividends, stock splits, share combinations, and similar changes in the capitalization of the Company) for the granting of incentive stock options ("ISOs"), non-qualified stock options ("NQSOs"), stock appreciation rights ("SARs") and restricted stock ("Restricted Stock") (collectively, the "Awards").

  The Company's 1995 Stock Incentive Plan (the "Current 1995 Plan") has been amended so that the number of shares of Common Stock of the Company that may be subject to awards under the Current 1995 Plan will be reduced by the number of shares of Common Stock subject to Awards made under the California Plan (except to the extent that, pursuant to the terms of the California Plan, any such shares of Common Stock become available for granting of new Awards under the California Plan following termination or expiration of ISOs or NQSOs or forfeiture of Restricted Stock, until new Awards are made). ACCORDINGLY, APPROVAL OF THE CALIFORNIA PLAN WILL NOT AFFECT THE TOTAL NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARDS, BUT WILL PERMIT RESIDENTS OF THE STATE OF CALIFORNIA ALSO TO RECEIVE AWARDS.

  Certain provisions of the Current 1995 Plan prevent the Company from qualifying the Current 1995 Plan under securities laws of the State of California. The California Plan was adopted in order to afford the Company a stock incentive plan under which grants could be made to employees who are residents of the State of California. The California Plan contains substantially the same provisions as the Current 1995 Plan, except for certain changes intended to comply with certain requirements of the State of California (and for exclusion of provisions relating to nondiscretionery grants of stock options to nonemployee directors). The Company has applied for its shares of Common Stock to be traded under the NASDAQ National Market System. If the Company's application is accepted, shares of the Company's Common Stock would be exempt from the qualification requirements of California securities laws. In such event, the Board of Directors of the Company reserves the right to terminate the California Plan and rescind the amendments to the Current 1995 Plan discussed above (but shall not be obligated to do so).

  As of the date of this proxy statement, no Awards have been made under the California Plan. There are approximately ___ California Key Employees eligible to participate in the Plan. California Key Employees are eligible to receive any type of Award. No California Key Employee shall receive ISOs and NQSOs (collectively, "Options") for more than 25,000 shares of Common Stock over any one-year period.

  The Plan will be administered by the Compensation Committee, which is presently comprised of Mr. Chambers (Chairman), Mr. Havens and Mr. Monaco. The Committee has full authority to interpret the Plan, to establish appropriate rules and regulations, to select California Key Employees who will receive Awards under the Plan, to grant Awards on behalf of the Company, to set the dates and authorized terms of such Awards, and generally to administer the Plan.

  Options granted under the Plan to California Key Employees shall have an exercise price of not less than fair market value of the Common Stock on the date of the grant and may not extend for more than ten years, subject to more stringent limitations applicable to an optionee who is a 10% or greater stockholder. Options granted to California Key Employees are exercisable in such installments as the Committee may determine, but not earlier than six months from the later of the date of the grant or the date the Plan is approved by the Company's stockholders, except under specified circumstances. On April __, 1996, the last reported sales price of the Company's Common Stock on The Nasdaq Small Cap Market System was $__________.

  Any Option held by a California Key Employee who dies while still performing services for the Company or a Subsidiary, or whose employment with the Company or a Subsidiary is terminated prior to the expiration date of such Option, will remain exercisable by the California Key Employee, or his or her personal representative, for a period of time following the California Key Employee's termination of service or death as provided in the Plan and the applicable option agreement. Upon exercise of an Option, a California Key Employee must pay the exercise price in cash, or, if the Committee shall so determine in its discretion, either in whole or in part by the delivery of Common Stock held by the California Key Employee, subject to the limitations set forth in the Plan.

  ISOs are also subject to certain additional terms and conditions required by the Internal Revenue Code of 1986, as amended (the "Code"). To the extent that the fair market value (determined as of the date of the option grant) of the Common Stock with respect to which ISOs are exercisable for the first time in any one year as to any optionee exceeds $100,000, such option shall be treated as a NQSO for tax purposes.

  In the Committee's discretion, a California Key Employee granted an Option may also be granted the right in lieu of exercising all or a portion of an Option, to elect instead to receive an amount equal to the difference between the fair market value of all, or a specified number, of the shares of Common Stock subject to such Option on the date such right is exercised and the exercise price under such Option. Such right is referred to as a Stock Appreciation Right ("SAR"). This amount may be paid in cash or in Common Stock, or in a combination of cash and Common Stock as the Committee shall determine. Any SAR is exercisable only at a time when the Option to which it is related is exercisable (more stringent rules apply if the California Key Employee is a director or officer of the Company within the meaning of Section 16 of the Exchange Act and cash is being paid upon exercise of the SAR). An SAR shall be granted in tandem with an Option and the Option-SAR shall be considered exercised when either the underlying Option or SAR is exercised. An SAR expires no later than the termination of the Option to which it relates and is transferable only if and when the underlying Option is transferable, and may be exercised only when the fair market value of the Common Stock subject to the Option exceeds the exercise price of the Option.

  The Committee, in its discretion, may make such Restricted Stock Awards under the Plan to California Key Employees as it determines are warranted. Restricted Stock Awards may be subject to one or more vesting periods and any additional terms, conditions or restrictions as the Committee may deem advisable. If the Company issues certificates representing the Common Stock subject to the Restricted Stock Award in the name of the California Key Employee, such Common Stock will bear a legend indicating their restrictions and the California Key Employee shall execute a stock power to be held with the certificates by the Company. However, the California Key Employee shall be entitled to receive dividends paid on such Common Stock, shall have the right to vote such Common Stock, and shall have all other stockholders' rights with respect to such Common Stock. The Committee shall specify in the Restricted Stock Award agreement the manner of determining the number of unvested shares of Common Stock which shall become vested in the California Key Employee if his or her employment is terminated prior to the later of the expiration of the vesting period or the satisfaction of any conditions. Different vesting provisions may apply to a California Key Employee's termination due to death or disability. Any remaining unvested shares of Common Stock shall be forfeited upon termination of employment unless the Committee determines otherwise.

  In connection with the grant of each Restricted Stock Award, the Committee shall establish the purchase price for the Common Shares subject to such Restricted Stock Award. Such purchase price shall equal at least 85% of the fair market value of the Common Stock, determined as of the date the Restricted Stock Award is granted or at the time the purchase is consummated, except that if the Award is to a California Key Employee who owns more than 10% of the total combined voting power or value of all shares of stock of the Company or of a subsidiary or parent at the time the Award is granted to such California Key Employee, the purchase price for the Restricted Stock shall be not less than 100% of the fair market value of the Common Stock, determined as of the date the Restricted Stock Award is granted or at the time the purchase is consummated.

  In the event of certain corporate reorganizations, each outstanding Award will be assumed by the surviving or successor corporation. However, the Committee may terminate all or a portion of the outstanding Options granted to California Key Employees if it determines that such termination is in the best interests of the Company, in which case the California Key Employee will be given not less than seven days' notice prior to termination and the Options may be exercised up to and including the date immediately preceding such termination.

  The Plan became effective (subject to stockholder approval) on December 13, 1995, and terminates on December 13, 2005. The Board of Directors of the Company may amend, suspend or discontinue the Plan, except that without the approval of the stockholders: (1) the class of persons eligible to receive Awards shall not be changed nor shall any other requirement as to eligibility for participation in the Plan be materially modified; (2) the maximum number of shares of Common Stock with respect to which Awards may be granted under the Plan shall not be increased (otherwise than in connection with certain changes in the capitalization of the Company); (3) the benefits accruing to individuals participating in the Plan shall not be materially increased; (4) the duration of the Plan shall not be extended; and (5) no amendment which would require stockholder approval pursuant to Prop. Treas Reg. (S) 1.162-27(e)(4)(vi), or any successor thereto, may be made.

TAX TREATMENT

  If an option is treated as an ISO, the optionee will recognize no U.S. Federal taxable income upon grant of the ISO. Upon the exercise of an ISO, the optionee recognizes no taxable income provided the optionee was an employee of the Company during the entire period from the date of the grant of the ISO until three months before the date of exercise (or such later date as the option may provide) or in the case of an optionee whose employment terminates due to disability, until twelve months before the date of exercise. Notwithstanding the preceding, the excess of the fair market value of the Common Stock over the exercise price, both determined at the time of exercise, generally will be included in the optionee's alternative minimum taxable income in the year of exercise.

  Upon an optionee's sale of the Common Stock (assuming that the sale occurs no sooner than two years after grant of the ISO and one year after exercise of the
ISO), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares of Common Stock prior to the expiration of the above holding period, the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the Common Stock at the exercise date or the sale price of the Common Stock. Any gain or loss recognized on such a disposition of the Common Stock in excess of the amount treated as ordinary income will be characterized as capital gain or loss. The Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

  An optionee will not recognize any U.S. Federal taxable income at the time the optionee is granted an NQSO. However, upon exercise of the NQSO, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of the Common Stock over the exercise price, and the Company will be entitled to a deduction at the time of exercise. If the Company complies with the applicable income tax withholding or information reporting requirements, it will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income. Upon an optionee's sale of such shares, any difference between the sale price and fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares of Common Stock have been held for more than one year.

  Upon the grant of a SAR, the optionee recognizes no taxable income. Upon exercise of a SAR, the optionee recognizes ordinary income as of the date of exercise in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. An optionee exercising a SAR is subject to Federal income tax withholding on the income recognized as a result of the exercise of the SAR. The Company is entitled to a deduction (in the same year in which the grantee recognizes income) to the extent of the amount includible in the gross income of the optionee.

  Upon the making of a Restricted Stock Award, the grantee will recognize no taxable income unless the grantee files a "section 83(b) election" with the Internal Revenue Service within thirty days after the award. Upon payment of dividends with respect to unvested stock, the grantee will recognize ordinary income and the Company generally will be entitled to a deduction (in the same year in which the grantee recognizes income) equal to the amount includible in the gross income of the grantee.

  Upon vesting of Common Stock in a grantee, the grantee will recognize ordinary income in an amount equal to the fair market value of such Common Stock on the date of vesting minus any purchase price paid for the restricted shares. The Company will generally be entitled to a deduction (in the same year in which the grantee recognizes income) equal to the amount of ordinary income includible in the gross income of the grantee.

  Upon the making of a Restricted Stock Award with respect to which the grantee makes a section 83(b) election, the grantee will recognize ordinary income in an amount equal to the fair market value of such Common Stock on the date of the grant (determined without regard to any restrictions that will lapse) and the grantee is subject to Federal income tax withholding. The grantee's holding period for Common Stock begins on the day of the grant. When the grantee disposes of such Common Stock, he/she will recognize a long-term or short term capital gain (or loss) under Code rules which govern stock dispositions, assuming that the Common Stock is held by the grantee as capital assets. The Company will generally be entitled to a deduction (in the same year in which the grantee recognizes income) equal to the amount of ordinary income includible in the gross income of the grantee.

  Different rules for measuring ordinary income may apply if the optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended.

  The foregoing does not purport to be a complete summary of the effect of Federal income taxation upon holders of Options, SARs or Restricted Stock upon the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country.

  ADVANTAGES. Adoption of the California Plan will allow the Company to make stock-based incentive awards to the Company's employees who are residents of California. The California Plan contains substantially the same provisions as the Current 1995 Plan, except for certain changes intended to comply with certain requirements to qualify shares issuable under the California Plan under the state securities laws of the State of California. The Current 1995 Plan has been amended so that the total number of shares of Common Stock issuable under both the California Plan and the Current 1995 Plan will remain equal to the number of shares currently issuable under the Current 1995 Plan. Accordingly, approval of the California Plan will not increase the total number of shares available for Awards, but will permit residents of the State of California to be recipients of such Awards.

  THE BOARD OR DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

                  INTRODUCTION TO PROPOSALS 4, 5, 6, 7 AND 8

  The Board of Directors has observed that certain tactics, including proxy fights and hostile tender offers, have become relatively common in connection with unsolicited attempts to gain corporate control. The Board of Directors considers such tactics to be highly disruptive to a corporation and often contrary to the overall best interests of its stockholders. In particular, such tactics frequently represent an attempt to acquire a corporation in the marketplace at an unfairly low price. Proposals 4, 5, 6, 7 and 8 (collectively, the "Amendments"), all of which are proposed amendments to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") (and, in the case of Proposal 4, amendments to the Company's Bylaws), are being submitted for stockholder to improve the flexibility of the Board of Directors in dealing with any unsolicited takeover offers.

  By unanimous written consent dated April 18, 1996, the Board of Directors proposed that stockholders approve the Amendments.

  The Amendments are intended to encourage persons seeking to acquire control of the Company to initiate such efforts through negotiations with the Company's Board of Directors. The Board of Directors believes that the Amendments will help give the Board of Directors the time necessary to evaluate any unsolicited offers, as well as appropriate alternatives, in a manner which assures fair treatment of the Company's stockholders. The Amendments are also intended to increase the bargaining leverage of the Board of Directors, on behalf of the Company's stockholders, in any negotiations concerning a potential change of control of the Company. The Amendments would, however, make more difficult or discourage a proxy contest or the assumption of control by a substantial stockholder and thus could increase the likelihood that incumbent directors will retain their positions. The Amendments, if they are adopted, could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company even though such attempt might be favored by some of the Company's stockholders.

  The Amendments are permitted by Delaware law and are consistent with the rules of the NASDAQ Small Cap Market System on which the Company's Common Stock is traded. The Amendments have not been proposed as a result of any specific efforts of which the Company is aware to nominate or elect any director, to accumulate shares, or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management, or otherwise. The Board of Directors does not contemplate recommending the adoption of any further amendments to the Certificate of Incorporation or By-Laws of the Company that would affect the ability of third parties to effect a change in control of the Company. However, the Board of Directors may wish in the future to review the advisability of adopting other measures that may affect takeovers to the extent permitted by applicable law and judicial decisions.

EXISTING ARRANGEMENTS WITH POSSIBLE ANTI-TAKEOVER EFFECT

  The Company's current Certificate of Incorporation does not contain provisions intended by the Company to have, or to the knowledge of the Board or Directors having, an anti-takeover effect. However, the Certificate of Incorporation currently authorizes the issuance of 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, a substantial number of which have not been issued or reserved for issuance. This authorized and available Common Stock and Preferred Stock could (within the limits imposed by applicable law and the rules of the NASDAQ Small Cap Market System) be issued by the Company and used to discourage a change in control of the Company. For example, the Company could privately place shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. Further, the Board of Directors could adopt a Stockholder Rights Plan (sometimes referred to as a "poison pill"), pursuant to which rights would be issued to current stockholders of the Company which would entitle, under certain circumstances, all holders, other than the bidder, to purchase additional shares of Common Stock at prices possibly substantially below market value. Shares of Common Stock or Preferred Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal certain provisions of the Certificate of Incorporation and Bylaws would not receive the two-thirds vote contemplated by Proposal 8. (See "Proposal 4: Classification of the Board of Directors and Related Matters" and "Proposal 8: Proposed Amendment to Certificate of Incorporation Adopting Requirement of a Supermajority Vote for Amendment or Repeal of Certain Provisions of the Restated Certificate of Incorporation".)

  The Company's 1995 Stock Incentive Plan provides that upon a "change in control" of the Company (as defined in such Plan), the Compensation Committee (as it is constituted on the day preceding the date of the change in control) may, in its discretion, accelerate the vesting and exercisability of outstanding stock options and stock appreciation rights, and the vesting of restricted stock awards granted under such Plan. This provision is designed to attract and retain valued employees of the Company and to ensure that such employees' performance is not undermined by the possibility, threat or occurrence of a change of control. While this provision was not adopted to deter takeovers, it may have an incidental anti-takeover effect by making it more expensive for a bidder to acquire control of the Company.

  Section 203 of the Delaware General Corporation Law may have an anti-takeover effect with respect to the Company. Such section restricts the ability of an "interested stockholder" (defined in the statute) to complete a business combination with a Delaware corporation (with certain exceptions) for three years after the date it became an interested stockholder unless (i) prior to such date the board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation (excluding shares held by certain persons), or
(iii) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholder by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

EFFECTIVENESS

  The procedural requirements relating to nomination of directors and presentation of proposals at an annual or special meeting of stockholders which would be effected upon the approval of Proposals 6 and 7 do not apply to the 1996 Annual Meeting of Stockholders but, if approved, will apply to the 1997 Annual Meeting of Stockholders and to any earlier special meeting of stockholders (subject to future amendment or repeal by the stockholders).

DESCRIPTION OF THE PROPOSED AMENDMENTS

  The proposed amendments to the Certificate of Incorporation and Bylaws are set forth in the exhibits to this Proxy Statement. The following description of the Amendments is qualified in its entirety by reference to such exhibits.

                                  PROPOSAL 4

         CLASSIFICATION OF THE BOARD OF DIRECTORS AND RELATED MATTERS

                            (Item 4 on Proxy Card)

  The Company's Board of Directors has unanimously approved and recommended that the stockholders of the Company approve an amendment to Article Eighth to the Certificate of Incorporation (i) to provide for the classification of the Board of Directors into three classes of directors with staggered terms of office and
(ii) to provide that a director may be removed only by the holders of a majority of the shares and only for cause. Article Eighth currently provides directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. The proposed amendment will also increase the stockholder vote required to amend or repeal, or to adopt any provision inconsistent with, the classified-board amendment to two-thirds of the voting power of the Company.

  The Board of Directors has also unanimously approved and recommended that the stockholders of the Company approve (i) an amendment to Section 2.01 of the Company's Bylaws to delete the sentence which states that directors shall be elected for a one year term and to substitute a sentence which provides that directors shall hold office as provided in Article Eighth of the Company's Certificate of Incorporation and (ii) an amendment to Section 6.01 of the Company's Bylaws to provide that Section 2.01 (as so amended) of the Bylaws may only be further amended by the directors of the Company or by stockholders representing two-thirds of the vote. Section 2.01 of the Bylaws provides that the number of directors of the Company shall be fixed by the Board of Directors but in no event shall be less than three or more than nine.

  Currently, the Company's directors are elected annually for a term of one year. Delaware law permits provisions in a certificate of incorporation or bylaw approved by stockholders that provide for a classified board of directors. The proposed amendment to the Certificate of Incorporation would provide that directors will be classified into three classes as nearly equal in number as possible. One class would hold office initially for a term expiring at the 1997 Annual Meeting; another class would hold office initially for a term expiring at the 1998 Annual Meeting; and another class would hold office initially for a term expiring at the 1999 Annual Meeting. At each annual meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding annual meeting after their election and until their successors have been duly elected and qualified. See "Election of Directors" as to the composition of each class of directors if this proposal is adopted.

  The Bylaws of the Company currently provide that the number of directors of the Company shall be the number fixed by the Board of Directors, but may not be less than three nor more than nine. Since stockholders of the Company may amend the Bylaws, they currently could set the size of the Board at any number. Proposal 4 includes an amendment to the Bylaws which would require a two-thirds stockholder vote to amend or repeal this provision of the Bylaws. Accordingly, holders of Common Stock would not be able to obtain control of the Board simply by exercising their voting power to enlarge the number of authorized directors and filling the vacancies created with their own nominees. Under Proposal 4, stockholders would not be able to force an increase in the size of the Board except by Board action taken at such time, if any, as such stockholders' nominees constitute a majority of the entire board, or upon obtaining the requisite two-thirds stockholder vote to amend this Bylaw provision. Under Proposal 4, a two-thirds stockholder vote would also be required to amend or repeal the classified board amendment to the Certificate of Incorporation.

  The proposed classified board amendment can significantly extend the time required to effect a change in control of the Board of Directors and may discourage hostile takeover bids for the Company. Currently, a change in control of the Board of Directors can be made by stockholders holding a plurality of the votes cast at a single annual meeting. If the Company implements a classified board of directors, it will take at least two annual meetings for even a majority of stockholders to make a change in control of the Board of Directors, because only a minority of the directors will be elected at each meeting, unless stockholders with two-thirds of the voting power of all of shares of stock entitled to vote effect the repeal of the provisions which prohibits removal of directors except for cause and adopt provisions allowing such removal.

  Under Delaware law, directors chosen to fill vacancies on a classified board shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors are elected and qualified. Delaware law also provides that, unless the Certificate of Incorporation provides otherwise, directors serving on a classified board of directors may be removed only for cause. Proposal 4 would delete from the Certificate of Incorporation the current provision which provides that directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors and provide instead that a director may be removed only by the holders of a majority of the shares and only for cause. Except as may otherwise be provided by law, cause for removal will be construed to exist only if (i) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and the conviction is no longer subject to direct appeal, (ii) the director has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to the corporation in a matter of substantial importance to the corporation, and the adjudication is no longer subject to direct appeal or (iii) any other situation exists which eighty percent (80%) of the other directors, in their sole discretion, agree constitutes cause for removal.

  Cumulative voting is not authorized by the Certificate of Incorporation.

  ADVANTAGES. The classified board proposal is designed to assure continuity and stability in the Board of Directors' leadership and policies. While management has not experienced any problems with such continuity in the past, it wishes to ensure that this experience will continue. The Board of Directors also believes that the classified board proposal will assist the Board of Directors in protecting the interests of the Company's stockholders in the event of an unsolicited offer for the Company.

  DISADVANTAGES. Because of the additional time required to change control of the Board or Directors, the classified board proposal may tend to perpetuate present management. Without the ability to obtain immediate control of the Board of Directors, a takeover bidder will not be able to take action to remove other impediments to its acquisition of the Company, unless such bidder can repeal certain provisions of the Certificate of Incorporation by a vote of stockholders representing shares entitled to two-thirds of the voting power of all of shares of stock. Because the classified board proposal will increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board of Directors, even if the takeover bidder were to acquire a majority of the Company's outstanding stock, it may tend to discourage certain tender offers, perhaps including some tender offers that some stockholders may feel would be in their best interests. The classified board proposal will also make it more difficult for the stockholders to change the composition of the Board of Directors, even if the stockholders believe such a change would be desirable.

  The proposed amendments to the Certificate of Incorporation and Bylaws which would be adopted if Proposal 4 is approved are set forth in Exhibits A and B, respectively, to this Proxy Statement. The foregoing description of such amendments is qualified in its entirety by reference to such exhibits.

REQUIRED VOTE

  In order to be adopted, this proposal must receive the affirmative vote of holders of shares entitled to a majority of the votes represented by the shares of all classes of stock of the Company eligible to vote at the meeting.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 4.

                                  PROPOSAL 5

       PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION ESTABLISHING
           REQUIREMENT THAT STOCKHOLDER ACTION BE TAKEN AT A MEETING

                            (Item 5 on Proxy Card)

  The Company's Board of Directors has unanimously approved and recommended that the stockholders of the Company approve the addition of a new Article Eleventh to the Certificate of Incorporation which would require that all stockholder action be taken at a stockholders' meeting. Under Delaware law, unless the certificate of incorporation of a corporation provides otherwise, any action required or permitted to be taken by stockholders may be taken without a meeting and without a stockholder vote if a written consent setting forth the action to be taken is signed by stockholders having the requisite voting power necessary to authorize such action at a stockholders' meeting. The Company's Certificate of Incorporation currently does not provide otherwise. Proposed Article Eleventh of the Certificate of Incorporation would require all stockholder action be taken at an annual meeting or special meeting of the stockholders, and would prohibit stockholder action by written consent. Under the Company's Bylaws, a stockholders' meeting may be called only by the President, a majority of the Company's directors or stockholders representing a majority of the shares
of the Company entitled to vote.   Thus, this amendment would permit the Board
or Directors to delay consideration, until the next annual stockholders' meeting, of action favored by a substantial percentage (but less than a majority) of the holders of the outstanding stock.

  ADVANTAGES. Under Delaware law, when stockholders are to take action at a meeting, a corporation must give written notice of the meeting to all stockholders entitled to vote, even when a stockholder or group will have a majority of the vote to be cast. This prior notice allows minority stockholders to take whatever action they deem appropriate to protect their interest, including seeking to persuade majority stockholders to follow a different course, selling their shares or litigation. The primary purpose of Proposal 5 is to prevent stockholder action without prior notice to all stockholders. The effect of Proposal 5 would be to give all of the Company's stockholders the opportunity to participate in a proposed stockholder action. The Board of Directors also believes that eliminating the written consent procedure would prevent sudden stockholder action to remove the entire Board of Directors and would thereby preserve the Board of Directors' ability to negotiate with a potential takeover bidder or other person seeking control on behalf of the Company's stockholders.

  DISADVANTAGES. The provisions eliminating stockholder action by written consent would preclude action by written consent of the stockholders even if a majority of the stockholders believed such action to be in their best interests. The effect of such provisions may be to discourage potential purchasers from attempting to acquire control of the Company.

  The proposed amendment to the Certificate of Incorporation which would be adopted if Proposal 5 is approved is set forth in Exhibit C to this Proxy Statement. The foregoing description of such amendment is qualified in its entirety by reference to such exhibit.

REQUIRED VOTE

  In order to be adopted, this proposal must receive the affirmative vote of holders of shares entitled to a majority of the votes represented by the shares of all classes of stock of the Company eligible to vote at the meeting.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 5.

                                  PROPOSAL 6

              PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION
                ESTABLISHING PROCEDURES FOR NOMINATING DIRECTORS

                            (Item 6 on Proxy Card)

  The Company's Board of Directors has unanimously approved and recommended that the stockholders of the Company approve the addition of a new Article Twelfth to the Certificate of Incorporation that would establish procedures with respect to the nomination of persons for election as directors. The proposed new article provides that a stockholder intending to nominate a director for election at an annual meeting of stockholders must give written notice of such intention to the Company not less than seventy-five (75) days prior to the first anniversary of the preceding year's annual meeting (or, if the date of an annual meeting is changed by more than twenty (20) days from the anniversary date of the preceding year's annual meeting, not later than ten (10) days after the date the Company first mails to stockholders notice of the date of the annual meeting). With respect to an election to be held at a special meeting of stockholders called for the purposes of electing directors, a stockholder intending to nominate a director would be required to give written notice of that intention to the Company not later than ten (10) days after the date the Company first mails to stockholders of the Company notice of the date of the special meeting. At present, any stockholder may nominate a director during a stockholders meeting at which directors are to be elected without any prior notice.

  The proposed amendment requires that any notice of intention to nominate a director must contain certain information about the proposed nominee and about the stockholder intending to make the nomination. The Company may also require any proposed nominees to furnish other information reasonably required by the Company to determine the proposed nominee's qualifications to serve as a director.

  The purpose of the amendment in requiring advance notice of a nomination by a stockholder is to afford the Board of Directors a meaningful opportunity to consider the qualifications of any proposed nominee and, to the extent deemed necessary or desirable by the Board, to inform stockholders about such qualifications. While the amendment does not give the Board of Directors any power to approve or disapprove of a stockholder nomination, it will preclude a stockholder nomination from the floor at a stockholders' meeting or by other means if the proper procedures are not followed. The determination as to whether the notice provisions have been met will be made by the presiding officer at the meeting. The current form of the Company's Certificate of Incorporation and Bylaws and the law of Delaware, the jurisdiction in which the Company is incorporated, contain no notice provisions similar to that set forth in the amendment.

  ADVANTAGES. The amendment is being proposed because the Board considers it advantageous to be able to consider and evaluate in advance the qualifications of any proposed nominee, as opposed to being confronted with a surprise nomination at or shortly prior to a meeting of stockholders.

  DISADVANTAGES. Although the Board of Directors does not believe that the amendment will have a significant impact on any attempt by a third party to obtain control of the Company, it is possible that the amendment may deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of the Company or effect a change in management, irrespective of whether such action would be beneficial to stockholders generally.

  The proposed amendment to the Certificate of Incorporation which would be adopted if Proposal 6 is approved is set forth in Exhibit D to this Proxy Statement. The foregoing description of such amendment is qualified in its entirety by reference to such exhibit.

REQUIRED VOTE

  In order to be adopted, this proposal must receive the affirmative vote of holders of shares entitled to a majority of the votes represented by the shares of all classes of stock of the Company eligible to vote at the meeting.

  THE BOARD OR DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 6.

                                  PROPOSAL 7

              PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION
               ESTABLISHING PROCEDURES FOR PRESENTING PROPOSALS
                AT AN ANNUAL OR SPECIAL MEETING OF STOCKHOLDERS

                            (Item 7 on Proxy Card)

  The Company's Board of Directors has unanimously approved and recommended that the stockholders of the Company approve the addition of a new Article Thirteenth to the Certificate of Incorporation that would establish procedures with respect to the making of substantive motions by stockholders at an annual or special meeting of stockholders. The proposed new article provides that only a stockholder of the Company who provides timely advanced notice of a proposed substantive motion in accordance with provisions of the article may make such substantive motion at an annual or special meeting. To be timely, a stockholder's notice of an intent to make a substantive motion at a meeting must be received in writing at the principal executive offices of the Company (i) with respect to an annual meeting of stockholders, must be received by the Company not less than seventy-five (75) days prior to the first anniversary of the preceding year's annual meeting (or, if the date of an annual meeting is changed by more than twenty (20) days from the anniversary date of the preceding year's annual meeting, not later than ten (10) days after the date the Company first mails to stockholders of the Company notice of the date of the annual meeting) and (ii) with respect to a special meeting of stockholders, not later than ten (10) days after the date the Company first mails to stockholders of the Company notice of the date of the special meeting.

  The stockholder's notice to the Company must set forth in writing each proposal the stockholder desires to bring before the meeting and any material interest of the stockholder in such proposal. The current form of the Company's Certificate of Incorporation and Bylaws and the law of Delaware, the jurisdiction in which the Company is incorporated, contain no notice provisions similar to that set forth in the amendment. The determination as to whether the notice provisions have been met will be made by the presiding officer at the meeting.

  ADVANTAGES. Article Thirteenth provides an orderly procedure for the notification of the Board of Directors of business that is to be presented at stockholders' meetings. This will enable the Board of Directors to plan such meetings and also, to the extent it deems it necessary or desirable, to inform the stockholders, prior to the meeting, of any new business that is proposed to be presented at a stockholders' meeting by a stockholder. The Board of Directors will also be able to make a recommendation or statement of its position to enable the stockholders better to determine whether they desire to attend the stockholders' meeting or grant a proxy to the Board of Directors as to the disposition of any such business. The amendment can also have the effect of discouraging belated attempts by third-parties to begin ill-considered, disruptive, discussions at a stockholder's meeting. The proposed provision does not give the Board of Directors any power to approve or disapprove the business that stockholders desire to be conducted at the stockholders' meeting, but it does provide for a more orderly procedure for conducting the stockholders' meeting. Further, nothing in the proposed procedure precludes discussion by any stockholder of any business properly brought before the stockholders' meeting.

  DISADVANTAGES. The proposed procedure precludes the conducting of business at a particular meeting if the proper notice procedures have not been followed. A stockholder who does not determine by the applicable deadline for a stockholders' meeting that it believes certain action would be desirable could be precluded from obtaining stockholder action on such proposal at such meeting.

  The proposed amendment to the Certificate of Incorporation which would be adopted if Proposal 7 is approved is set forth in Exhibit E to this Proxy Statement. The foregoing description of such amendment is qualified in its entirety by reference to such exhibit.

REQUIRED VOTE

  In order to be adopted, this proposal must receive the affirmative vote of holders of shares entitled to a majority of the votes represented by the shares of all classes of stock of the Company eligible to vote at the meeting.

  THE BOARD OR DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 7.

                                  PROPOSAL 8

   PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION ADOPTING REQUIREMENT
 OF A SUPERMAJORITY VOTE FOR AMENDMENT OR REPEAL OF CERTAIN PROVISIONS OF THE
                     RESTATED CERTIFICATE OF INCORPORATION

                            (Item 8 on Proxy Card)

  The Company's Board of Directors has unanimously approved and recommended that the stockholders of the Company approve the addition of a new Article Fourteenth to the Certificate of Incorporation which would require a two-thirds stockholder vote to amend or repeal certain provisions of the Certificate of Incorporation, as described more fully below.

  Currently, the Certificate of Incorporation may be amended or repealed by the vote of stockholders holding a majority of the voting power of the Company. As permitted by Delaware law, this proposal would require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of stock entitled to vote generally for the election of directors, voting together as a single class, for the amendment or repeal of any of the provisions of the Certificate of Incorporation implemented by Proposals 4, 5, 6 and 7. The two-thirds supermajority vote requirement would also apply to any amendment or repeal of Article Tenth of the Certificate of Incorporation. Article Tenth provides that, with certain exceptions, the directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for the breach of their fiduciary duty as directors.

  ADVANTAGES. The requirements of this proposal will prevent a stockholder with a majority of the voting power of the Company from avoiding the requirements of the protected provisions of the Certificate of Incorporation by simply repealing them or by causing a majority of the Board of Directors to do so. The supermajority protection given to the director liability provisions of the Certificate of Incorporation will help ensure that the Company's agents are adequately protected against liability in the event of a proposed takeover, thereby allowing them to focus on the best interests of the Company and its stockholders.

  DISADVANTAGES. This requirement could give stockholders holding a significant minority of the Company's stock a veto power over certain changes to the Certificate of Incorporation even if a majority of the stockholders favor such changes.

  The proposed amendment to the Certificate of Incorporation which would be adopted if Proposal 8 is approved is set forth in Exhibit F to this Proxy Statement. The foregoing description of such amendment is qualified in its entirety by reference to such exhibit.

REQUIRED VOTE

  In order to be adopted, this proposal must receive the affirmative vote of holders of shares entitled to a majority of the votes represented by the shares of all classes of stock of the Company eligible to vote at the meeting. As described above, if this proposal is approved, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of stock entitled to vote generally for the election of directors, voting as a single class, will be required to amend or repeal any of the provisions described above.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 8.

                            EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  The Company's Compensation Committee is comprised of three outside Directors of the Company, currently Messrs. Chambers (Chairman), Havens and Monaco. At least annually, the Compensation Committee reviews the compensation levels of the Company's executive officers and certain other key employees and makes recommendations to the Board of Directors regarding compensation of such persons. In general, the Compensation Committee endeavors to base the compensation of the executive officers on individual performance, performance against established financial goals based on the Company's strategic plan, and comparative compensation paid to executives of direct competitors and of non-financial, service companies.

  In 1995, the Committee was involved in setting the compensation of the Chairman and Chief Executive Officer, Executive Vice President, former Executive Vice President of Operations, Vice President of Corporate Development, Vice President of Operations for the private schools operations on the west coast, Vice President of Finance and Administration and General Counsel.

  Executive officers' compensation generally consists of base salary which comprises a significant portion of total compensation, bonuses that are based on Company performance, fringe benefits, and stock options. All executive officers are reviewed annually for performance, and salary changes are effective in March. Bonuses are distributed after the results of the audit of the financial statements have been verified by the Board.

  In 1995, salary levels were based on the survey performed in May 1994 by Towers and Perrins. Increases were based on performance of the executive as well as performance of the Company.

  In 1995, the Company's revenues increased 28% from $34,371,501 to $44,154,367. Net income increased 64% from $2,339,776 to $3,843,866. Fully diluted earnings per share increased from $0.46 to $0.63. The stock price of the Company increased $10 7/8 or 189% from a high of $5 3/4 in 1994 to a high of $16 5/8 in 1995. In 1995, the management team implemented the Company's growth strategy. Accomplishments included completing three acquisitions and refinancing the Company's existing debt facilities. Salaries were based on the contributions the executives made toward the growth of the Company, as well as performance of the base operations compared to the annual business plan.

  Towers Perrin met with the Compensation Committee members and the Company's executive management to learn about the Company's executives' responsibilities and developed competitive compensation levels using published and private data sources covering companies in the service and education industries, some of which are included in the peer group in the five year performance graph. Towers Perrin then developed the salary structure for executive positions.

  The Chairman and Chief Executive Officer's compensation included an annual base salary of $160,000, a bonus plan tied to the net income as compared to the annual plan submitted to and approved by the Board of Directors in December 1994 and customary fringe benefits. In March 1995, the Board of Directors approved a $20,000 increase for Mr. Clegg, based on the performance of the Company, which he voluntarily declined. In addition to salary and bonus, the Chairman also received in December 1995 a grant of options to purchase 45,000 shares of stock.

  The Compensation Committee established the other executive officers' base salaries in 1995 by reviewing salary levels for similar positions of direct competitors (including , but not limited to, those companies constituting the peer group index that appears in the five-year performance graph) and other educational companies. The Compensation Committee believes that the Company's most direct competitors for executive talents are not necessarily all the companies that would be included in a peer group established to compare shareholder return. The Compensation Committee believes that the salaries of the executive officers are in line with salary ranges in the companies that they reviewed. The Compensation Committee believes that the salaries of the executive officers are in line with salary ranges in the companies that they reviewed.

  The Company also has an internal compensation committee consisting of A. J. Clegg and John Frock. Except for the executives reviewed by Compensation Committee, all other salaries and performance are reviewed by this internal committee. This committee reviews and reports on individual performance to the Compensation Committee, which then authorizes increases or changes based on competitors' levels and performance.

  Each bonus plan for executive officers is specific to the individual's areas of responsibility. The Executive Vice President of the Company's bonus in 1995 was based on net income for 1995 as compared to the annual plan. The bonus of the former Executive Vice President of Operations and Vice President of Operation was based on preset formulas related to the growth of operation income as compared to the prior year.

  The bonus of the Vice President of Corporate Development was based on a formula relating to the number of successful schools opened as compared to the business plan. The bonus of the Vice President of Finance and Administration and General Counsel was based on a formula relating percentage growth in pretax income.

  In 1995, the Board of Directors and stockholders approved the 1995 Stock Incentive Plan which authorizes the Company to issue an aggregate of 375,000 shares of stock to its employees. The Compensation Committee believes that stock incentives are the principal vehicle for payment of long term compensation. This component of compensation is intended to retain and motivate executives to improve profitability which will ultimately leads to improved stock market performance. Stock options were granted in December 1995 to management and key employees based primarily on the individuals potential contribution. These were granted at the fair market value at the date of the grant.

                                        COMPENSATION COMMITTEE

                                        Mr. Edward Chambers
                                        Mr. Peter Havens
                                        Mr. Eugene Monaco

COMPENSATION TABLES

  The following tables contain compensation data for the Chief Executive Officer, the two other executive officers of the Company whose salary and bonus in 1995 aggregate to at least $100,000, and two former executive officers.

SUMMARY COMPENSATION TABLE

                                        ---------------------------------------------------------------------------------
                                                                                      LONG TERM
                                                  ANNUAL COMPENSATION            COMPENSATION AWARDS
                                        -------------------------------------------------------------
                                                                    OTHER                     SECURITIES       ALL OTHER
                                                                    ANNUAL     RESTRICTED     UNDERLYING       COMPENS-
NAME AND                                                            COMPENS    STOCK          OPTIONS/         ATION/4/
PRINCIPAL POSITION                 YEAR     SALARY      BONUS/1/    ATION/2/   AWARDS         SARS/3/
- --------------------------------------------------------------------------------------------------------------------------
A.J. CLEGG                         1995       $160,014     $96,000                               45,000             $2,052
Chairman, President and            1994         57,851      39,978
Chief Executive Officer/5, 6/      1993    [see fn. 5]

JOHN FROCK                         1995       $ 98,082     $33,750       $13,549                 25,000               $746
Executive Vice President/7/        1994         32,539      14,055        14,950
                                   1993

D. SCOTT CLEGG                     1995       $ 82,087     $29,400                                5,000               $127
Vice President -                   1994         73,238      13,320                                                     127
Operations/8/                      1993         38,795      14,391                                6,250

Former Executive Officers
- ----------------------------------------
F. E. MONTGOMERY                   1995       $149,842                                            5,000               $395
Former President and               1994        158,357     $55,650                                                     395
Chief Operating Officer/9/         1993        147,124      52,500                                                     300

WALLY T. ORREL                     1995       $103,403     $21,000       $13,450                 31,250             $1,025
Former Executive Vice              1994         83,551      31,040        27,870
President - Operations/10/         1993         16,562      10,335        22,942                  7,500

(1) Bonuses are reported with respect to the fiscal year earned, although paid in the following year.

(2) The amounts reported for John Frock consisted of (i) $7,800 and $3,082 for automobile expenses in 1995 and 1994, respectively, and (ii) $5,511 and $895 for health insurance in 1995 and 1994, respectively. The amounts reported for Wally T. Orrel consisted of (i) $7,800, $7,800 and $4,550 for automobile expenses in 1995, 1994 and 1993, respectively, and (ii) $5,831, $9,790 and $5,854 for health insurance in 1995, 1994 and 1993, respectively. While other named executives enjoy certain similar perquisites, for fiscal year 1995, perquisites and other personal benefits for such executive officers did not exceed the lesser of $50,000 or 10% of any such executive officer's salary and bonus and accordingly have been omitted from the table as permitted by the rules of the Securities and Exchange Commission.

(3) Options granted in 1993 to Wally T. Orrel and Scott Clegg were granted at the commencement of their respective employment. A portion of such options vested at the end of each of 1993, 1994 and 1995 for achieving the business plans for such year. For information regarding options granted in 1995 to A.J. Clegg, John Frock, D. Scott Clegg and Wally T. Orrel, see "Options/Stock Appreciation Rights Grants in 1995."

(4) Other compensation in 1995: for A.J. Clegg consisted of $2,052 for life insurance; for John Frock consisted of $742 for life insurance in 1995; for
     D. Scott Clegg consisted of $127 for life insurance and for Wally T. Orrel consisted of $1,025 for life insurance in 1995 and $776 for employer matching 401(k) plan contributions.

(5) In August 1994, A.J. Clegg was hired as an employee of the Company in the position of Chairman and Chief Executive Officer. Prior to this time, Mr. Clegg was the Chairman and Chief Executive Officer of JBS Investment Banking, Ltd. ("JBS"). On May 29, 1992, pursuant to a private placement offering, the Company entered into a three year Administrative Services Agreement with JBS, pursuant to which JBS provided management and advisory services to the Company and received certain management fees. The fixed fee portion of this agreement was terminated in August 1994 when Mr. Clegg joined the Company as a full time employee. During 1995, 1994 and 1993, respectively, the Company paid fees to JBS approved by the Board totaling $8,289, $200,374 and $400,000 for the services of JBS personnel, which included A.J. Clegg, John Frock and four other persons. Mr. Clegg joined the Company as a full time employee on August 1, 1994.

(6) On March 1, 1995, the Board of Directors approved an increase in Mr. Clegg's base salary of $20,000, from $160,014 to $180,014. Mr. Clegg voluntarily declined taking such increase in 1995.

(7)  John Frock joined the Company as a full time employee on August 1, 1994.

(8)  D. Scott Clegg joined the Company in June 1993.

(9) F. E. Montgomery joined the Company in January 1993. His employment with the Company terminated in February 1995.

(10) Wally T. Orrel joined the Company in April 1993. His employment with the Company terminated in December 1995.

OPTIONS/STOCK APPRECIATION RIGHTS GRANTED IN 1995

                                                                                    POTENTIAL REALIZED VALUE AT ASSUMED
                                                                                        ANNUAL RATES OF STOCK PRICE
                                                                                       APPRECIATION FOR OPTION TERM
                                       INDIVIDUAL GRANTS                                        (10 YRS.)/1/
                        --------------------------------------------------------------------------------------------------
                        NUMBER OF     % OF TOTAL
                        SECURITIES    OPTIONS/
                        UNDERLYING    SARS                                          AT 0%       AT 5%         AT 10%
                        OPTION/       GRANTED      EXERCISE OR                      ANNUAL      ANNUAL        ANNUAL
NAME OF                 SARS          TO ALL       BASE PRICE    EXPIRATION         GROWTH      GROWTH        GROWTH
EXECUTIVE               GRANTED/2/    EMPLOYEES    PER SHARE     DATE/2/            RATE        RATE          RATE
- --------------------------------------------------------------------------------------------------------------------------
A. J. Clegg                 45,000       33.73%         $11.625      12/18/05            $0      $328,991         $833,727

John R. Frock/3/            25,000       18.74%         $11.625      12/18/05            $0      $182,773         $463,181

D. Scott Clegg               5,000        3.75%         $11.625      12/18/05            $0       $36,555         $92,636

Wally T. Orrel              31,250       23.43%           $4.00       1/16/05            $0       $78,612         $199,218
- ---------------------
All Share Owners/4/         N/A          N/A            N/A           N/A                $0   $29,938,768      $75,870,857
- -----------------------------------------------------------------------------------------------------------------------------------

(1) The potential realizable values are based on an assumption that the stock price of the shares of Common Stock of the Company appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code of 1986, as amended, and any applicable state laws, or option provisions providing for termination of an option following termination of employment, nontransferability, or vesting over periods of up to three years. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth of the shares of Common Stock of the Company.

(2) Options granted to A.J. Clegg, John Frock and Yvonne DeAngelo were granted on December 18, 1995; options granted to D. Scott Clegg were granted on November 18, 1995. All such options vest in increments of one-third of the total number of options granted on the first, second and third anniversary dates of the date of grant. Options granted in 1995 to Wally T. Orrel were granted in connection with his execution of an employment agreement dated January 16, 1995. Such agreement provided that the options had an exercise price of $4.00 per share and were subject to a vesting schedule. In connection with the termination of Mr. Orrel's employment, the Company agreed that 12,500 of such options will remain exercisable through September 30, 1996 and that the remaining options terminated.

(3) On March 19, 1996, the Company made a Restricted Stock Award to Mr. Frock under the 1995 Stock Incentive Plan of 25,000 shares of Common Stock. In connection with such award, Mr. Frock agreed to the cancellation of the options to purchase 25,000 shares of Common Stock of the Company referenced in this table. Such Restricted Stock Award is subject to vesting over a period of three years, with one-third of the shares subject to the award vesting on each of December 18, 1996, December 18, 1997 and December 18, 1998.

(4) Based on the number of shares outstanding at December 31, 1995 and an assumed price of the Common Stock equal to the exercise price on the grant date ($11.625 per share in the case of options granted to Messrs. Clegg, Frock and Clegg and $4.00 per share in the case of options granted to Mr. Orrel). The closing price of the Company's Common Stock on the NASDAQ Small Cap Market System on December 31, 1995 was $17.00.

AGGREGATED OPTION/STOCK APPRECIATION RIGHTS EXERCISES IN 1995
AND VALUE OF OPTIONS AT DECEMBER 31, 1995


                                                                                            VALUE OF UNEXERCISED
                                                     NUMBER OF UNEXERCISED                 IN-THE-MONEY OPTIONS AT
                        EXERCISED IN 1995          OPTIONS AT DECEMBER 31, 1995               DECEMBER 31, 1995
                     ------------------------------------------------------------------------------------------------
                        SHARES
      NAME OF         ACQUIRED ON     VALUE
     EXECUTIVE          EXERCISE     REALIZED      EXERCISABLE     UNEXERCISEABLE      EXERCISABLE    UNEXERCISEABLE
- ---------------------------------------------------------------------------------------------------------------------
A. J. Clegg                  0            0               0                45,000             0          $241,875

John R. Frock (1)            0            0               0                25,000             0          $134,375

D. Scott Clegg               0            0           6,250                 5,000       $85,000           $26,875

F. E. Montgomery        37,500      $70,313               0                     0             0                 0

Wally T. Orrel               0            0          20,000                     0      $264,500                 0
- ---------------------------------------------------------------------------------------------------------------------

(1)  See footnote (2) to previous table.

None of the above named executive officers held any stock appreciation rights at December 31, 1995

EMPLOYMENT AGREEMENTS AND SEVERANCE AGREEMENTS

  On January 16, 1994, the Company entered into an employment agreement with Wally Orrel employing him as Executive Vice President. The employment agreement provides for Mr. Orrel's employment for a period commencing on January 16, 1994 and ending January 15, 2000. Under the employment agreement, Mr. Orrel received a base salary at an annual rate of $105,000 during the period January 16, 1994 through March 1, 1996. On March 1, 1996, his gross salary would have been increased to $125,000 if he were promoted at that time to President and Chief Operating Officer. Upon failure to be promoted to the position of President and COO by such date, Mr. Orrel would have had the right to resign and receive a termination payment of six times his base monthly salary, plus one month's salary for each full year of employment. In addition, the employment agreement provided for cash bonuses under a bonus plan approved by the Board of Directors; options to purchase 31,250 shares of Common Stock at an exercise price of $4.00 per share, subject to vesting requirements; and other benefits in accordance to the Company's policy (paid annual vacation, use of an automobile, and health insurance). Mr. Orrel's employment with the Company terminated in December 1995. In connection with Mr. Orrel's departure from the Company, the Company entered into a termination agreement with Mr. Orrel pursuant to which the Company agreed to continue his base salary and medical insurance for a period of nine months following his termination date, pay Mr. Orrel five days' unused vacation pay, and pay him the performance bonus which he would have been entitled to as an employee with respect to 1995 results of operations.

  F. E. Montgomery, the Company's former President, separated from the Company on February 24, 1995. In connection with his departure from the Company, the Company entered into a severance agreement with F. E. Montgomery pursuant to which the Company agreed to continue his base salary for a period of eight months following his separation plus three weeks' unused vacation pay, provide him with the use of a Company vehicle and medical insurance for 90 days following separation, and pay him a performance bonus for 1994 in the amount of $55,650.

                               STOCK PERFORMANCE

  In 1995, the Company changed its strategic direction from predominately a child care company to an education company. As a result of this change, the Company has changed the make up of its peer group in the performance graph. This year, comparisons are included both to the original peer group selected, which consists of only child care companies, and the new peer group, which includes education-oriented companies.

GRAPH I

  The following line graph compares the cumulative stockholder return on the Company's Common Stock with the cumulative total return of the CRSP (Center for Research in Security Prices) Index for NASDAQ Stock Market (US Companies) and an index of peer group companies consisting of child care companies. This peer group was used in the Proxy Statement for the 1995 Annual Meeting of Stockholders. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 30, 1990, and that all dividends paid by those companies included in the indices were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                     AMONG NOBEL EDUCATION DYNAMICS, INC.,
             THE CRSP INDEX FOR NASDAQ STOCK MARKET AND PEER GROUP

                                  12/90     12/91    12/92    12/93    12/94     12/95
                                  -----     -----    -----    -----    -----     -----
Nobel Education Dynamics, Inc.    $100      $ 57.9   $115.8   $101.3   $130.3    $492.1

NASDAQ Stock Market
(U.S. Companies)                   100       160.5    186.8    214.5    209.7     296.6

Self-Determined Peer Group         100        81.6    132.8    181.0    169.5     152.6

Assumes $100 was invested on December 31, 1990 in the applicable stock or index, and that all dividends were reinvested.

The self determined peer group established in 1994 consisted of Children's Discovery Centers, La Petite Academy, Inc. and Kinder Care Learning Centers, Inc.

GRAPH II

  The following line graph compares the cumulative total stockholder return on the Company's Common Stock with the total return of the CRSP (Center for Research in Security Prices) index for NASDAQ Stock Market (U.S. Companies) and an index of peer group companies selected in 1995 for the period December 30, 1990 through December 31, 1995. The peer group was changed in this Proxy Statement as described above. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1990 and that all dividends paid by the Companies included in the indexes were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                     BETWEEN NOBEL EDUCATION DYNAMICS, INC.
                        AND NEWLY ESTABLISHED PEER GROUP

                                   12/90        12/91      12/92      12/93      12/94      12/95
                                   -----        -----      -----      -----      -----      -----
Nobel Education Dynamics, Inc.     $100         $ 57.9     $115.8     $101.3     $130.3     $492.1

NASDAQ Stock Market
(U.S. Companies)                    100          160.5      186.8      214.5      209.7      296.6

Self-Determined Peer Group          100          104.8      161.9      243.1      254.7      388.8

Assumes $100 was invested on December 31, 1990 in the applicable stock or index, and that all dividends were reinvested.

The self determined peer group established in 1995 includes Children's Discovery Centers, ITT Educational Services, La Petite Academy, Youth Services International, Inc., DeVry Inc., Kinder Care Learning Centers, Inc., and Sylvan Learning Systems, Inc.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of its Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Executive officers, directors and ten percent stockholders are required by SEC regulations to furnish the Company with a copy of all Section 16(a) forms ("Forms 3, 4, and 5") that they file. To the Company's knowledge, based solely on a review of copies of the Forms 3, 4 and 5 furnished to the Company and written representations as to all transactions in the Company's securities effected during the period from January 1, 1995 through December 31, 1995, all applicable Section 16(a) filing requirements were complied with.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  During 1995, legal services were rendered to the Company by Drinker Biddle & Reath, of which Morgan R. Jones, a director of the Company, is a partner and Chairman. The Company expects this firm to continue to provide such services during 1996.

                              GENERAL INFORMATION

   Stockholders who wish to obtain, free of charge, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as filed with the Securities and Exchange Commission, may do so by writing or calling Yvonne DeAngelo, Vice President - Finance and Administration and Secretary, Nobel Education Dynamics, Inc., Rose Tree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, Pennsylvania 19063, telephone (610) 891-8200.


                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1997 Annual of Meeting of Stockholders must be received by the Company no later than January 7, 1997 and be otherwise in compliance with applicable laws and regulations in order for such proposals to be included in the Proxy Statement. In addition, if Proposals 6 and 7 are adopted, the Company's Certificate of Incorporation will require that any stockholder who wishes to make a nomination for the office of director, or wishing to initiate a proposal or other business, at the 1997 Annual Meeting must give the Company advance notice by April 4, 1997 (assuming that such meeting is not changed by more than 20 days from June 18), and that notice must meet certain other requirements set forth in the Certificate of Incorporation.


By Order of the Board of Directors


Yvonne DeAngelo

Vice President - Finance and Administration and Secretary


May 7, 1996

                                                                       EXHIBIT A


PROPOSAL 4:


  Resolved, that the Certificate of Incorporation of the Corporation, as amended, be further amended by the deletion of existing Article Eighth and the substitution of the following text, so that Article Eighth shall be and read in its entirety as follows:

  "EIGHTH:

     1. The directors of the Corporation shall be elected at the annual meeting of stockholders, except as provided in Section 3 of this Article Eighth. The directors shall be divided into three (3) classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Class I directors shall initially serve until the 1997 annual meeting of stockholders; Class II directors shall initially serve until the 1998 annual meeting of stockholders; and Class III directors shall initially serve until the 1999 annual meeting of stockholders. At each annual meeting of stockholders beginning with the 1997 annual meeting, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders after their election. Except as otherwise provided by law, if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. In no case shall a decrease in the number of directors shorten the term of any incumbent director. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock of the Corporation shall have the right to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, or the resolution or resolutions of the Board of Directors relating to the issuance of such shares of preferred stock, and such directors so elected shall not be divided into classes pursuant to this Article Eighth unless expressly provided by such terms or such resolution or resolutions.

     2. A director shall hold office until the annual meeting of stockholders for the year in which his or her term expires and until his or her successor shall be elected. Directors may be removed only by the holders of at least a majority of the outstanding Common Stock and only for cause at a meeting called for such purpose. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if (i) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and the conviction is no longer subject to direct appeal, (ii) the director has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to the corporation in a matter of substantial importance to the Corporation and the adjudication is no longer subject to direct appeal or (iii) any other situation exists which at least eighty percent (80%) of the other directors, in their sole discretion, agree constitutes cause for removal.

     3. If any vacancy occurs on the Board of Directors or any new directorship is created by an increase in the authorized number of directors, a majority of the directors in office, though less than a quorum, may fill the vacancy or fill the newly created directorship. Any director elected to fill a vacancy shall have the same term as that of his or her predecessor, or, if such vacancy is a result of an increase in the number of directors, as that of the other directors of the class of which he or she shall be a member.

     4. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation (and in addition to any other vote that may be required by law, the Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of shares entitled to cast at least two-thirds of the votes represented by the shares of all classes of stock of the Corporation entitled to vote generally in elections of directors, considered for purposes of this Article EIGHTH as one class, shall be required to amend, alter, change, repeal or adopt any provision inconsistent with this Article EIGHTH.

                                                                       EXHIBIT B


PROPOSAL 4:


  Resolved, that the Bylaws of the Corporation, as amended, be further amended by the deletion of the final sentence of Section 2.01, and the substitution of new text, so that Section 2.01 shall be and read in its entirety as follows:

  Section 2.01.  Number and Term of Office.  The number of directors of the
                 -------------------------
Corporation shall be fixed by the Board of Directors but in no event shall be less than three, or more than nine. If no number is fixed by the Board, the number of directors shall be three. Directors shall hold office as provided in Article Eighth of the Company's Certificate of Incorporation.


  Resolved, that the Bylaws of the Corporation, as amended, be further amended by the deletion of existing Section 6.01, and the substitution of the following text, so that Section 6.01 shall be and read in its entirety as follows:

  Section 6.01.  By Stockholders or Directors.  These Bylaws may be amended or
                 ----------------------------
repealed at any regular meeting of the stockholders or directors, or at any special meeting thereof if notice of such amendment or repeal be contained in the notice of such special meeting; provided that Section 2.01 and this Section
6.01 of these Bylaws may only be amended by (i) the directors of the Corporation or (ii) by the affirmative vote of the holders of shares entitled to cast at least two-thirds of the votes represented by the shares of all classes of stock of the Corporation entitled to vote generally in elections of directors, considered for purposes of this Section 6.01 as one class.

                                                                       EXHIBIT C


PROPOSAL 5:


  Resolved, that the Certificate of Incorporation of the Corporation, as amended, be further amended by the addition of a new Article Eleventh which shall be and read in its entirety as follows:

  ELEVENTH: Subject to the special rights, if any, of the holders of any class or series of preferred stock established in or pursuant to the provisions of the Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

                                                                       EXHIBIT D


PROPOSAL 6:


  Resolved, that the Certificate of Incorporation of the Corporation, as amended, be further amended by the addition of a new Article Twelfth which shall be and read in its entirety as follows:

TWELFTH:  Nominations for the Board.

     1. Subject to the special rights, if any, of the holders of any class or series of preferred stock then outstanding, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by a stockholder entitled to vote in the election of directors. However, a stockholder entitled to vote in the election of directors may make such a nomination only if such stockholder has given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed by United States mail, postage prepaid and received at, the principal executive offices of the Corporation (a) with respect to an election to be held at an annual meeting of stockholders, not later than seventy-five (75) days prior to the first anniversary of the preceding year's annual meeting (or, if the date of the annual meeting is changed by more than twenty (20) days from such anniversary date, not later than ten (10) days after the date the Company first mails to stockholders of the Company notice of the date of the annual meeting), and (b) with respect to an election to be held at a special meeting of stockholders called for that purpose, not later than ten (10) days after the date the Company first mails to stockholders of the Company notice of the date of the special meeting.

     2. Each stockholder's notice of intent to make a nomination must set forth: (a) the name(s) and address(es) of the stockholder who intends to make the nomination; (b) a representation that the stockholder (i) is a holder of record of stock of the Corporation entitled to vote at such meeting, (ii) will continue to hold such stock through the date on which the meeting is held, and
(iii) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the name, age, business and residence address(es) and principal occupation or employment of each nominee;
(d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the stockholder; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under Section 14 of the Securities Exchange Act of 1934, as amended, as now in effect or hereafter modified, had the nominee been nominated by the Board of Directors; and (f) the consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the qualifications of such person to serve as a director.

     3. The presiding officer of the stockholders' meeting shall determine and declare at the stockholders' meeting whether the nomination was made in accordance with the terms of this Article Twelfth. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Article Twelfth, he or she shall so declare at the stockholders' meeting and any such defective nomination shall be disregarded.

                                                                       EXHIBIT E


PROPOSAL 7:


  Resolved, that the Certificate of Incorporation of the Corporation, as amended, be further amended by the addition of a new Article Thirteenth which shall be and read in its entirety as follows:

THIRTEENTH:  Proposals.

  1. At an annual or special meeting of stockholders (other than a special meeting called at the written request of stockholders of the Corporation in accordance with the Company's Bylaws) only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the meeting (a) by, or at the direction of, a majority of the directors, or (b) by any stockholder the Corporation who complies with the notice procedures set forth in this Article Thirteenth. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed by United States mail, postage prepaid and received at, the principal executive offices of the Corporation (i) with respect to a proposal to be considered at an annual meeting of stockholders, not later than seventy-five (75) days prior to the first anniversary of the preceding year's annual meeting (or, if the date of the annual meeting is changed by more than twenty (20) days from such anniversary date, not later than ten (10) days after the date the Company first mails to stockholders of the Company notice of the date of the annual meeting), and (ii) with respect to a proposal to be considered at a special meeting of stockholders, not later than ten (10) days after the date the Company first mails to stockholders of the Company notice of the date of the special meeting.

  2. A stockholder's notice to the Secretary must set forth as to each proposal the stockholder desires to bring before the stockholders' meeting (a) a brief description of such proposal and the reasons supporting such proposal, (b) a representation that the stockholder (i) is a holder of record of stock of the Corporation entitled to vote at such meeting, (ii) will continue to hold such stock through the date on which the meeting is held, (iii) intends to appear in person or by proxy at the meeting to make such proposal, and (c) any financial interest of the stockholder in such proposal.

  3. The presiding officer of the stockholders' meeting shall determine and declare at the stockholders' meeting whether the stockholder proposal was made in accordance with the terms of this Article Thirteenth. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Article Thirteenth, he or she shall so declare at the stockholders' meeting and any such proposal shall not be acted upon at the stockholder's meeting.

                                                                       EXHIBIT F


PROPOSAL 8:


  Resolved, that the Certificate of Incorporation of the Corporation, as amended, be further amended by the addition of a new Article Fourteenth which shall be and read in its entirety as follows:

  "FOURTEENTH: Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation (and in addition to any other vote that may be required by law, the Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of shares entitled to cast at least two-thirds of the votes represented by the shares of all classes of stock of the Corporation entitled to vote generally in elections of directors, considered for purposes of this Article FOURTEENTH as one class, shall be required to amend, alter, change, repeal or adopt any provision inconsistent with Article TENTH, ELEVENTH, TWELFTH, THIRTEENTH or this Article FOURTEENTH.

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       OF NOBEL EDUCATION DYNAMICS, INC.

The undersigned hereby appoints A.J.Clegg, Yvonne DeAngelo and Barry S. Swirsky proxies for the undersigned, each with power to appoint his substitute, and authorizes each of them acting alone, or together if more than one is present, to represent and to vote, as specified below, all of the shares of the undersigned held of record by the undersigned on May 3, 1996, at the 1996 Annual Meeting of Stockholders of Nobel Education Dynamics, Inc. (the "Company") on June 18, 1996, and at all adjournments thereof, on the matters set forth herein and in the discretion of the proxies for the transaction of such other business as may come before the meeting.


                                        _______________________________________


                                        _______________________________________

                                        Your name should appear exactly as your
                                        name appears in the space at the left.
                                        For joint accounts, any co-owner may
                                        sign.  When signing in a fiduciary
                                        or representative capacity, please give
                                        your full title as such. If a
                                        corporation or partnership, sign in
                                        full corporate or partnership name
                                        by authorized officer or partner



                                         Date:____________________________, 1996


1. ELECTION OF EIGHT DIRECTORS TO SERVE FOR ONE, TWO OR THREE YEAR TERMS, AS INDICATED BELOW (unless if Proposal 4 is not approved, in which case election of all directors shall be for one year terms):

   [_] FOR all nominees listed below for  [_] WITHHOLD AUTHORITY to vote for all
       terms indicated                        nominees listed below
       (except as marked to the contrary
        below):

Directors to be elected to serve        Directors to be elected to serve      Directors to be elected to serve
until the 1997 Annual Meeting:          until the 1998 Annual Meeting:        until the 1999 Annual Meeting:
John R. Frock                            Morgan R. Jones                       Edward Chambers
Janet L. Katz                            John H. Martinson                     A. J. Clegg
Eugene E. Monaco                                                               Peter H. Havens

          INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name in the following space:


          ______________________________________________________________

2. RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND, L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 1996:

       [_] FOR          [_] AGAINST              [_] ABSTAIN

3. APPROVAL OF 1995 STOCK INCENTIVE PLAN FOR CALIFORNIA RESIDENTS:

       [_] FOR          [_] AGAINST              [_] ABSTAIN

4. APPROVAL OF (A) AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE (I) FOR THE CLASSIFICATION OF THE BOARD OF DIRECTORS INTO THREE CLASSES OF DIRECTORS AND (II) THAT A DIRECTOR MAY BE REMOVED ONLY BY THE HOLDERS OF A MAJORITY OF THE SHARES AND ONLY FOR CAUSE AND (B) AMENDMENT TO THE COMPANY'S BYLAWS TO MAKE CERTAIN RELATED CHANGES:

       [_] FOR          [_] AGAINST              [_] ABSTAIN

5. APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ADD A NEW ARTICLE ELEVENTH TO THE CERTIFICATE OF INCORPORATION THAT WOULD REQUIRE THAT ALL STOCKHOLDER ACTION BE TAKEN AT A STOCKHOLDERS' MEETING:

       [_] FOR          [_] AGAINST              [_] ABSTAIN

6. APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ADD A NEW ARTICLE TWELFTH TO THE CERTIFICATE OF INCORPORATION THAT WOULD ESTABLISH PROCEDURES WITH RESPECT TO THE NOMINATION OF PERSONS FOR ELECTION AS DIRECTORS:

       [_] FOR          [_] AGAINST              [_] ABSTAIN

7. APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE
   OF INCORPORATION TO ADD A NEW ARTICLE THIRTEENTH TO THE CERTIFICATE OF INCORPORATION THAT WOULD ESTABLISH PROCEDURES WITH RESPECT TO THE MAKING OF SUBSTANTIVE MOTIONS BY STOCKHOLDERS AT AN ANNUAL OR SPECIAL MEETING OF
   STOCKHOLDERS:

       [_] FOR          [_] AGAINST              [_] ABSTAIN

8. APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ADD A NEW ARTICLE FOURTEENTH TO THE CERTIFICATE OF INCORPORATION THAT WOULD REQUIRE A TWO-THIRDS STOCKHOLDER VOTE TO AMEND OR REPEAL CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION:

       [_] FOR          [_] AGAINST              [_] ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH DIRECTOR, "FOR" RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND AS
AUDITORS FOR THE COMPANY'S 1996 FISCAL YEAR, "FOR" THE APPROVAL OF THE 1995 STOCK INCENTIVE PLAN FOR CALIFORNIA RESIDENTS AND "FOR" EACH OF THE PROPOSALS TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND THE COMPANY'S BYLAWS.

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                      PLEASE SIGN, DATE AND RETURN THIS PROXY
                      IN THE ENCLOSED POSTAGE PAID ENVELOPE.
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